UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

ACROBOO, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-54349

(Commission File No.)

138 Cecil Street #09-02

Cecil Court

Singapore 069538

(Address of principal executive offices and Zip Code)

+60 16 202 9898

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of the Registrant

The information included in Item 5.02 below is incorporated by reference in this item.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2015 (the “Closing Date”), a stock purchase agreement was entered by and among Mr. Lim Kor Kiat, and certain former stockholders of Acroboo, Inc. (the “Company”, “we”, “us” or “our”), who owned, in the aggregate, 1,818,025 shares of our common stock (76.48% of the outstanding shares). Mr. Lim Kor Kiat purchased such shares for an aggregate of $335,000.

At the closing of the share purchase by Mr. Lim Kor Kiat, there was a change in our Board of Directors and executive officers.  Mr. Daniel R. Furlong, who served as our sole director and officer, resigned from all of his executive officer positions, and after expanding the number of members of the Board of Directors to two and appointing Mr. Lim Kor Kiat to serve as a member of the board of directors, Mr. Furlong tendered his resignation as a director, with such resignation to be effective 10 days after a Schedule14f-1 relating to such change in the Board of Directors was mailed to the stockholders of the Company.  We anticipate mailing the Schedule 14f-1 on or about January 6, 2016.  To our knowledge, Mr. Furlong’s resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Prior to his resignation from the Board of Directors, Mr. Furlong, as the sole director, appointed Mr. Lim Kor Kiat serves as the Chairman of the Board of Directors, President, Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Secretary/Treasurer of the Company, effective immediately, which has been approved by the Issuer’s Board of Directors on December 22, 2015.

Lim Kor Kiat is40 years old.  Mr. Lim is founder and president of EzyCloud Sdn Bhd, which was established in Malaysia in 2014. EzyCloud develops a mobile social and payment application that allows users to easily connect with each other and get rebates from shopping activities. Before EzyCloud, Mr. Lim founded Liberty Land in Taiwan in 2008 and acted as President. Liberty Land is engaged in the development of mobile applications and software. At Liberty Land, Mr. Lim developed EzyCard, a membership royalty program through which members receive  rebates and collect points.

No agreements or arrangements were entered into by us in connection with the appointment of the foregoing persons as our officers and directors.  None of such persons has previously entered into any transaction with us.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

10.1 Stock Purchase Agreement dated as of December   22, 2015 by and among Daniel R. Furlong, Paul Demirdjian, Primrose Demirdjian and Vincent Fabrizzi and Lim Kor Kiat.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 31st day of December 2015.

ACROBOO, INC.

By:	/s/Lim Kor Kiat
Lim Kor Kiat, President

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